EXHIBIT 11 -  Computation of Earnings Per Share -


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Item 6(a)
Exhibit 11
Computation of Earnings per Share
United Industrial Corporation and Subsidiaries




                                                              Three Months Ended                      Nine Months Ended
                                                                  September 30                           September 30
                                                                ---------------                          ------------

                                                           1996                 1995                1996              1995
                                                           ----                 ----                ----              ----
Primary:

   Average shares outstanding                         12,212,123           12,220,861          12,197,703        12,203,676
                                                      ==========           ==========          ==========        ==========

   Net income                                           $163,000             $423,000          $3,052,000        $2,887,000
                                                        ========             ========          ==========        ==========

   Earnings per share                                     $  .01               $  .04              $  .25              $.24
                                                          ======               ======              ======              ====

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